UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2017 (November 8, 2017)

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2017, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) appointed Mario Longhi to the Board, increasing the size of the Board to nine directors, of whom eight are considered independent directors. Mr. Longhi’s initial term as a director will expire at the Company’s 2018 Annual Meeting of Stockholders. Mr. Longhi will serve on the Audit Committee and Management Development & Compensation Committee of the Board.

Mr. Longhi served as President & Chief Executive Officer and Director of United States Steel Corporation (“U.S. Steel”) from September 2013 until February 2017, and as Chief Executive Officer and Director of U.S. Steel from February 2017 until May 2017. From July 2012 until September 2013 Mr. Longhi served in various other senior management positions within U.S. Steel.

Prior to joining U. S. Steel, Mr. Longhi spent six years at Gerdau Ameristeel Corporation, serving first as president from 2005 through 2006 and then additionally in the role of chief executive officer from 2006 until 2011. Before his arrival at Gerdau Ameristeel, Mr. Longhi spent 23 years at Alcoa, Inc., which he joined in 1982 as a construction superintendent for the company’s Alumar Refinery in his native Brazil. During his time with Alcoa, he advanced through increasingly responsible positions in Brazil, the United States and Switzerland, including tenures as president - Alcoa Wheels International, president - Alcoa Forgings Division, president and chief executive officer - Howmet Castings, and Alcoa vice president and group president - Global Extrusions.

Mario Longhi received a Bachelor’s degree in metallurgical engineering from the Institute Mauá de Tecnologica in São Paulo, Brazil in 1977. Mr. Longhi was named 2015 Steelmaker of the Year by the Association for Iron and Steel Technology and CEO of the Year at the 2015 Platts Global Metals Awards. He was also honored by American Metal Market in 2011 with an Award for Steel Excellence as Industry Ambassador/Advocate of the Year. In January 2017, Mr. Longhi was invited to participate in U.S. President Donald Trump’s Manufacturing Jobs Initiative. Mr. Longhi is currently a director of ITT Inc.

As a non-employee director, Mr. Longhi will receive compensation in the same manner as the Company's other non-employee directors, which compensation the Company previously disclosed in its Proxy Statement for the Company's 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 13, 2017.

A copy of the press release, dated November 8, 2017, announcing Mr. Longhi’s election is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.        Description
99.1Press release dated November 8, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: November 13, 2017	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary